POWER OF ATTORNEY

FORMS 3, 4 AND 5

I, Franmcis M. Williamson, an officer of Colgate-Palmolive Company
(the "Company"), do hereby appoint Andrew D. Hendry, Katherine Hargrove Ramundo, Nina Huffman, Joyce McCarthy, Kristine Hutchinson and J.
Thomas Yust, and each of them, as my true and lawful attorneys with the power to execute and file on my behalf and in my place and stead, as I myself could do if I were personally present,any Form 3, 4 or 5, any and all amendments thereto and any documents in connection therewith, to be filed by me with thehe Securities Exchange Commission pursuant to
Section 16(a) ofthe Securities Exchange Act of 1934 in connection with my ownership, either directly or indirectly, or any change therein, of securities of the Company.

This Power of Attorney shall remain in force and effect for as long as I continue to be an officer of the Company or until earlier revoked by me in writing and shall not otherwise be affected by my subsequent disability or incompetence.

In witness whereof, I have signed this instrument on December 15, 2010.



Signature:  /s/ Francis M. Williamson
Print Name:    Francis M. Williamson